I-STORM, INC.

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of________, 2000 between i Visionary Ventures, LLC, a Delaware limited liability company ("iVisionary") and I-STORM, INC., a Nevada corporation (the "Company").


                                    RECITALS

         WHEREAS, the Company proposes to sell and issue up to 40,816 shares of its Series D Cumulative Convertible Preferred Stock (the "Series D Preferred Stock") pursuant to that certain Series D Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement"); and

         WHEREAS, as a condition of entering into the Purchase Agreement, iVisionary, as a purchaser of the Series D Cumulative Convertible Preferred Stock has required that the Company extend to them registration rights, information rights and other rights as set forth below; and

         WHEREAS, the Company desires to extend the same rights to all Holders (as defined below).

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Purchase Agreement, the parties mutually agree as follows:

SECTION 1. GENERAL

         1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                   "HOLDER" means iVisionary and any of its permissible transferees or any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities who satisfies the requirements of Section 2.7 hereof.

                   "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  "REGISTRABLE SECURITIES" means (i) any share of Series D Preferred Stock; (ii) the Common Stock issued or issuable upon conversion of any share of Series D Preferred Stock; and (iii) any Common Stock or other securities of the Company issued or issuable upon the conversion of any other security which is issued as a dividend, or other distribution with respect to, or in exchange for, any share of Series D Preferred Stock, excluding in all cases, however, any Registrable Securities sold to the public pursuant to a registration under the Securities Act or an applicable exemption therefrom.

                  "THEN OUTSTANDING" OR "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

                  "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 2.1, 2.2 and 2.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                  "SEC" or "COMMISSION" means the Securities and Exchange Commission.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER

         2.1 DEMAND REGISTRATION.

                  (a) Subject to the conditions of this Section 2.1, if the Company shall receive a written request from the Holders of a majority of the Series D Preferred Stock (including holders of a majority of Common Stock issued upon conversion of the Series D Preferred Stock) Then Outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of all or a portion of the Registrable Securities at any time after six months following the date hereof, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this
Section 2.1, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

                  (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice referred to in Section 2.1(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.1 if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a PRO RATA basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); PROVIDED, HOWEVER, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration.

                  (c) The Holders shall have no more than two demand registrations under this Section 2.1.

         2.2 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements effected by the Company for securityholders other than the Holder, but excluding registration statements on Form S-4 or S-8) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  (a) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company, second to the Series A Preferred Stockholders and third to the Series B, C and D Preferred Stockholders on a PRO RATA basis based on the total number of securities requested to be included by the holders of such securities. Any Registrable Securities excluded from such underwriting shall be excluded from the registration. For any holder of Series A, B, C or D Preferred Stock which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "holder", and any PRO RATA reduction with respect to such "holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "holder," as defined in this sentence.

                  (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. No such termination by the Company shall affect the rights of the Holders hereunder to demand registration up to the number of times permitted by Section 2.1 hereof. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.3 hereof.

         2.3 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.1 or 2.2 herein shall be borne by the Company; provided that the Company shall only be required to pay Registration Expenses in connection with one registration pursuant to Section
2.1. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered PRO RATA on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.1 or 2.2, the request of which has been subsequently withdrawn by the Initiating Holders unless the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to
Section 2.1 to any of its demand registrations.

         2.4 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Holders covered by such registration statement copies of all such documents proposed to be filed) and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred eighty (180) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

                  (c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; PROVIDED that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

                  (h) cause all such securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such securities covered by such registration statement as a NASDAQ national market security within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such securities with the NASD;

                  (i) provide a transfer agent and registrar for all such securities not later than the effective date of such registration statement;

                  (j) make available for inspection by any seller of securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (k) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                  (l) permit the Holders which, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of the Holders and its counsel should be included;

                  (m) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order.

         2.5 DELAY OF REGISTRATION; FURNISHING INFORMATION.

         It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 or 2.2 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

         2.6 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.1 or 2.2:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED HOWEVER, that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                  (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration and which remained in the final prospectus delivered to the purchaser of such securities; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; PROVIDED FURTHER, that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by such Holder, unless such liability arises out of or is based upon the intentional misconduct of such Holder.

                  (c) Promptly after receipt by an indemnified party under this
Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party, together with all other indemnified parties which may be represented without conflict by one counsel shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. If such defense is assumed, the indemnifying party shall not be subject to any liability for settlement made by the indemnified party without its consent (which consent shall not be unreasonably withheld). The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6.

                  (d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

                  (e) The obligations of the Company and Holders under this
Section 2.6 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         2.7 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a permissible transferee or assignee of Registrable Securities, as provided in Section 3.3; PROVIDED, HOWEVER, (i) the transferor shall, within ten
(10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall become a signatory to this Agreement. Unless registered pursuant to the provisions of this Agreement, the certificate or certificates evidencing the Registrable Securities shall bear the following legend:

         THESE PREFERRED SHARES AND THE COMMON STOCK UNDERLYING THE CONVERSION OF THESE PREFERRED SHARES, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED AND REMAINS EFFECTIVE UNDER SUCH ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

         2.8 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities Then Outstanding. Any amendment or waiver effected in accordance with this Section 2.8 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

         2.9 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities Then Outstanding, enter into any agreement with any holder of any securities of the Company authorized on the date hereof that would grant such holder registration rights senior to those granted to the Holders hereunder; provided that the Company, without requiring any consent hereunder, may grant registration rights PARI PASSU with (but not senior to) the Holders hereunder to independent third party holders of any newly authorized class of security.

         2.10 "MARKET STAND-OFF" AGREEMENT; AGREEMENT TO FURNISH INFORMATION. Each Holder hereby agrees that such Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; PROVIDED that all officers and directors of the Company and holders of at least two percent (2%) of the Company's voting securities enter into similar agreements.

         Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

         2.11 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act;

                  (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

                  (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 1. MISCELLANEOUS

         3.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Nevada without regard to conflicts of law principles.

         3.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         3.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities or from time to time; PROVIDED, HOWEVER, that for six months following the initial of the sale of any shares of Series D Preferred Stock, a Holder shall request consent from the Company to assign any such Registrable Securities, and such consent shall not be unreasonably withheld; and upon such consent and subsequent written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

         3.4 ENTIRE AGREEMENT. This Agreement, the Purchase Agreement and the other Transaction Documents (as defined in the Purchase Agreement) constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and in the Purchase Agreement.

         3.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         3.6 AMENDMENT AND WAIVER.

                  (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least a majority of the Registrable Securities.

                  (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least a majority of the Registrable Securities.

         3.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

         3.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth in the Purchase Agreement or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

         3.9 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         3.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         3.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


         IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.








I-STORM, INC.                           I VISIONARY VENUTURES, LLC



By:                                     By:
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Name:                                   Name:
     -----------------------------            -----------------------------

Title:                                  Title:
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